UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

Fortress America Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4100 North Fairfax Drive, Suite 1150 Arlington, Virginia		22203-1664
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Fortress America Acquisition Corporation (“FAAC”) announced on January 12, 2007 that its Board of Directors authorized a stock repurchase program authorizing FAAC to repurchase up to 3,000,000 shares of its common stock in the open market from time to time over the next 12 months after the closing of FAAC’s proposed acquisition of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC (together, “TSS/Vortech”). Following the closing, and prior to the initiation of the stock repurchase program, FAAC expects to have approximately 12.7 million shares outstanding and approximately $30 million in cash.

The timing of the stock repurchases under the program will depend on a variety of factors, but is expected to begin shortly after the closing of FAAC’s proposed acquisition of TSS/Vortech, and may be suspended or discontinued at any time. Common stock acquired through the repurchase program will be held as treasury shares and may be used for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress America Acquisition Corporation
(Registrant)

Date: January 12, 2007	/s/ Harvey L. Weiss
Harvey L. Weiss
Chief Executive Officer

Exhibit Index

Exhibit No. Document

99.1 Press Release dated January 12, 2007